Reg. No. 333-____
   As filed with the Securities and Exchange Commission on July 30, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             LaserSight Incorporated
             (Exact Name of Registrant as Specified in its Charter)
        Delaware                                         65-0273162
 State of Incorporation)                    (I.R.S. Employer Identification No.)
                      3300 University Boulevard, Suite 140
                           Winter Park, Florida 32792
              (Address and Zip Code of Principal Executive Offices)

               LaserSight Incorporated 1996 Equity Incentive Plan
     LaserSight Incorporated 1996 Non-Employee Directors' Stock Option Plan
                            (Full Title of the Plans)

                                Gregory L. Wilson
                             Chief Financial Officer
                      3300 University Boulevard, Suite 140
                           Winter Park, Florida 32792
                                 (407) 678-9900
           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum    Proposed Maximum
   Title of Securities     Amount to be    Offering Price Per   Aggregate Offering       Amount of
    to be Registered      Registered (1)        Share (2)            Price (2)        Registration Fee
    ----------------      --------------        ---------            ---------        ----------------

Common Stock, par value
$.001 per share(3)       1,300,000 shares        $ 14.13           $18,369,000          $5,106.58


(1) Consists of (i) 1,000,000 additional shares of Common Stock, including the associated preferred stock purchase rights described in note 3 below ("Common Stock"), issuable pursuant to the LaserSight Incorporated 1996 Equity Incentive Plan, and (ii) 300,000 additional shares issuable pursuant to the LaserSight Incorporated 1996 Non-Employee Directors' Stock Option Plan. In the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended ("Securities Act").

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq National Market on July 23, 1999. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3) Includes the associated preferred stock purchase rights (the "Rights") to purchase one one-thousandth of a share of Series E Junior Participating Preferred Stock. The Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the offering price of the Common Stock.

                                EXPLANATORY NOTE


         This Registration Statement on Form S-8 registers an aggregate of 1,300,000 additional shares of Common Stock of LaserSight Incorporated issuable pursuant to benefit plans of the registrant as follows:


         (1) 1,000,000 shares are for issuance pursuant to awards granted under the LaserSight Incorporated 1996 Equity Incentive Plan. As permitted by General Instruction E to Form S-8, the contents of earlier Registration Statements on Form S-8 in respect of the 1996 Equity Incentive Plan, as filed with the Securities and Exchange Commission (the "Commission") on November 26, 1996 (Reg. No. 333-16823) and August 31, 1998 (Reg. No. 333-62591), are hereby incorporated herein by reference, except as otherwise updated or modified by this Registration Statement.


         (2) 300,000 shares are for issuance pursuant to awards granted under LaserSight's 1996 Non-Employee Directors Stock Option Plan. As permitted by General Instruction E to Form S-8, the contents of earlier Registration Statements on Form S-8 in respect of the Non-Employee Directors Stock Option Plan, as filed with the Commission on November 26, 1996 (Reg. No. 333-16817) and August 31, 1998 (Reg. No. 333-62587), are hereby incorporated herein by reference, except as otherwise updated or modified by this Registration Statement.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:  Incorporation of Documents by Reference

     The following documents filed with the Commission by LaserSight Incorporated are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) LaserSight's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1998 filed by LaserSight with the Commission on March 31, 1999, as amended by the Form 10-K/A filed with the Commission on April 30, 1999;

     (b) All other reports filed by LaserSight with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998.

     (c) The  description  of  LaserSight's   Common  Stock  under  the  caption
         "Description of Securities" on pages 16 to 21 of the prospectus forming a part of the Registration Statement on Form S-3 (Reg. No. 333-77825) under the Securities Act declared effective by the Commission on June 3, 1999.

     All documents subsequently filed by LaserSight pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 8:  Exhibits
  Exhibit
  Number                         Description of Exhibit
  ------                         ----------------------

     4.1 Certificate of Incorporation (incorporated by reference to Exhibit 1 to the Form 8-A/A (Amendment No. 4) filed by LaserSight on June 25,
            1998).

     4.2 By-laws (incorporated by reference to Exhibit 3 to LaserSight's Annual Report on Form 10-K for the fiscal year ending
           December  31, 1992 filed by  LaserSight  on March 31, 1993).

     4.3 Rights Agreement, dated as of July 2, 1998, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series E Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement (incorporated by reference to
           Exhibit 99.1 to the Form 8-K filed by  LaserSight  on July 8, 1998).

     4.4 First Amendment, dated as of March 22, 1999, to Rights Agreement, dated as of July 2, 1998, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 2 to Form 8-A/A filed by LaserSight on March 29, 1999).

     5.1   Opinion of Sonnenschein Nath & Rosenthal

    23.1   Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

    23.2   Consent of KPMG LLP

    24.1   Powers of Attorney (on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, LaserSight certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Park, Florida on July 30, 1999.


                                           LASERSIGHT INCORPORATED


                                           By: /s/Michael R. Farris
                                           -------------------------------------
                                           Michael R. Farris
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Farris, J. Richard Crowley and Gregory L. Wilson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities on the dates indicated.


/s/Michael R. Farris                                               July 30, 1999
------------------------------------------------------
Michael R. Farris, President, Chief Executive Officer,
and Director

/s/Francis E. O'Donnell, Jr., M.D.                                 July 30, 1999
------------------------------------------------------
Francis E. O'Donnell, Jr., M.D., Chairman of the
Board and Director

/s/Juliet Tammenoms Bakker                                         July 30, 1999
------------------------------------------------------
Juliet Tammenoms Bakker, Director

/s/J. Richard Crowley                                              July 30, 1999
------------------------------------------------------
J. Richard Crowley, Chief Operating Officer and
Director

/s/Terry A. Fuller, Ph.D.                                          July 30, 1999
------------------------------------------------------
Terry A. Fuller, Ph.D., Director

/s/Gary F. Jonas                                                   July 30, 1999
------------------------------------------------------
Gary F. Jonas, Director

/s/David T. Pieroni                                                July 30, 1999
------------------------------------------------------
David T. Pieroni, Director

/s/Gregory L. Wilson                                               July 30, 1999
------------------------------------------------------
Gregory L. Wilson, Chief Financial Officer (Principal
Accounting Officer)

                                INDEX TO EXHIBITS
                                -----------------

 Exhibit
 Number                         Description of Exhibit
 ------                         ----------------------

     5.1   Opinion of Sonnenschein Nath & Rosenthal

    23.1   Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

    23.2   Consent of KPMG LLP